                                                                    Exhibit 32.1

      Pursuant to 18 USC Section 1350, the undersigned officer of The St. Joe Company (the "Company") hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                               /s/ Peter S. Rummell
                              ----------------------
                              Peter S. Rummell
                              Chief Executive Officer

Dated: August 6, 2004

      The foregoing certificate is being furnished solely pursuant to 18 USC
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.



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